                      FOURTH AMENDMENT AND MODIFICATION TO
                      ------------------------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

    THIS FOURTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "AMENDMENT") is made effective as of the 1st day of November, 1996, by and among NOBEL EDUCATION DYNAMICS, INC. ("NOBEL"), BLUEGRASS REAL ESTATE COMPANY, INC. ("BLUEGRASS"), IMAGINE EDUCATIONAL PRODUCTS, INC. ("IMAGINE"), CHILDREN'S PARK, INCORPORATED ("CHILDREN'S"), MERRYHILL SCHOOLS, INC. ("MERRYHILL"), ROCKING HORSE MANAGEMENT CORPORATION ("ROCKING"), EDUCO, INC. ("EDUCO"), NEDI, INC. ("NEDI") (collectively, the "OBLIGORS") and SUMMIT BANK, formerly known as First Valley Bank ("BANK").


                                   BACKGROUND
                                   ----------

    A. By a Loan and Security Agreement among Obligors and Bank dated August 30, 1995 (as amended by those certain amendments dated September 1, 1995, April 4, 1996, and July 23, 1996, the "LOAN AGREEMENT"), Bank agreed, inter alia, to
                                                                ----- ----
extend to Obligors a (i) revolving line of credit in the original principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "LINE"), (ii) term loan in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "TERM LOAN"), and (iii) term loan in the original principal amount of Six Million Dollars ($6,000,000.00) (the "NEW TERM LOAN").

    B. Obligors' obligations to repay the sums advanced under the (i) Line is evidenced by that certain Line Note from Obligors to Bank dated August 30, 1995 in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (as amended, the "LINE NOTE"), (ii) Term Loan is evidenced by that certain Term Note from Obligors to Bank dated August 30, 1995 in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (as amended, the "TERM NOTE"), and (iii) New Term Loan is evidenced by that certain New Term Note from Obligors to Bank dated April 4, 1996 in the original principal amount of Six Million Dollars ($6,000,000.00) (as amended, the "NEW TERM NOTE").

    C. Obligors and Bank desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

    D. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in the Loan Agreement.

    NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

    1.  THE LINE. SECTION 1.1 of the Loan Agreement is hereby amended to read,
        --------  -----------
in its entirety, as follows:

        "1.1 LINE OF CREDIT. Bank will establish for Obligors for and
             --------------
        during the period from the date hereof and until September 1, 1999 (the "CONTRACT PERIOD"), subject to

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        the terms and conditions hereof, a revolving line of credit (the
        "LINE") pursuant to which Bank will from time to time make loans or other extensions of credit to Obligors in an aggregate amount not exceeding at any time Ten Million Dollars ($10,000,000.00). Obligors may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Obligors' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Obligors' promissory note (the "LINE NOTE") in the face amount of Ten Million Dollars ($10,000,000.00), which shall be in the form attached hereto as EXHIBIT "A", with the blanks
                                          -----------
        appropriately filled in. The Line shall be subject to review and renewal after the expiration of the Contract Period, at the sole discretion of Bank; provided, however, Obligors shall have the
                            --------  -------
        right to request an extension of the Line prior to September 1, 1997 and Bank shall reply to such request on or before the later of (a) August 31, 1997 or (b) sixty (60) days after the date of such request."

    2.  NEW LINE NOTE. Coincident with the execution of this Amendment, Obligors
        -------------
shall execute and deliver to Bank a new promissory note of even date herewith, re-evidencing the existing indebtedness of Obligors to Bank under the Line and increasing the maximum principal amount thereof, which Note shall be in the form attached hereto as EXHIBIT "A". All references to the Line Note in the Loan
                   -----------
Agreement and the other Loan Documents shall be deemed to be references to such new Line Note. EXHIBIT "A" to the Loan Agreement is hereby replaced with
               -----------
EXHIBIT "A" attached hereto. The indebtedness evidenced by the previous Line
-----------
Note remains outstanding as of the date hereof and continues to be secured by the Collateral. The parties hereby expressly acknowledge and agree that the new Line Note merely re-evidences the indebtedness evidenced by the previous Line Note, and is given in substitution of, and not as payment of the previous Line Note. Bank will stamp the existing Line Note to show that it has been re-evidenced and succeeded.

    3.  USE OF PROCEEDS UNDER THE LINE. SECTION 1.3(A) of the Loan Agreement is
        ------------------------------  --------------
hereby amended to read, in its entirety, as follows:

        "(a) USE OF PROCEEDS UNDER THE LINE. The proceeds advanced under
             ------------------------------
        the Line shall be used for proper working capital purposes, to fund future acquisitions of educational facilities or companies and construction of educational facilities by the Obligors, and for the issuance of standby letters of credit; provided,
                                                       --------
        however, the sum of the outstanding amount of advances under the
        -------
        Line for working capital purposes and the face amount under outstanding standby letters of credit shall not at

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        any time exceed Two Million Dollars ($2,000,000.00) in the aggregate."

    4.  PRINCIPAL PAYMENTS ON THE TERM LOAN. SECTION 3.1(B) of the Loan
        -----------------------------------  --------------
Agreement is hereby amended to read, in its entirety, as follows:

        "(b) PRINCIPAL PAYMENTS ON THE TERM LOAN. Obligors will pay the
             -----------------------------------
        principal balance of the Term Loan in: (i) four (4) equal and consecutive quarterly installments of Two Hundred Thousand Dollars ($200,000.00) each, on the first day of each calendar quarter commencing on December 1, 1995 and continuing through and including September 1, 1996; (ii) twelve (12) equal and consecutive quarterly installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each, on the first day of each calendar quarter commencing on December 1, 1996 and continuing through and including September 1, 1999; (iii) four (4) equal and consecutive quarterly installments of Three Hundred Thousand Dollars ($300,000.00) each, on the first day of each calendar quarter commencing on December 1, 1999 and continuing through and including September 1, 2000; (iv) three (3) equal and consecutive quarterly installments of Three Hundred Fifty Thousand Dollars ($350,000.00) each, on the first day of each calendar quarter commencing on December 1, 2000 and continuing through and including June 1, 2001; and (v) one (1) final payment of the remaining principal balance of the Term Loan, plus all accrued and unpaid interest thereon and all other sums due and owing in connection therewith on September 1, 2001."

    5.  PRINCIPAL PAYMENTS ON THE LINE. SECTION 3.2(B) of the Loan Agreement is
        ------------------------------  --------------
hereby amended to read, in its entirety, as follows:

        "(b) PRINCIPAL PAYMENTS ON THE LINE. Obligors will pay the
             ------------------------------
        outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and all other sums due and owing in connection therewith on the earlier to occur of: (i) the occurrence of an Event of Default; or (ii) September 1, 1999 (unless the Contract Period is extended by Bank in its sole discretion)."

    6.  PRINCIPAL PAYMENTS ON THE NEW TERM LOAN. Notwithstanding anything to the
        ---------------------------------------
contrary contained in the Loan Agreement, principal on the New Term Loan shall be paid as follows:

        (I) two (2) installments of Two Hundred Thousand Dollars ($200,000.00) each, on June 1, 1996 and September 1, 1996;

        (II) twelve (12) equal and consecutive quarterly installments of Two Hundred Eighty Thousand Dollars ($280,000.00) each, on the first day of each calendar quarter commencing on December 1, 1996 and continuing through and ending September 1, 1999;

        (III) six (6) equal and consecutive quarterly installments of Three Hundred Fifty Thousand Dollars ($350,000.00) each, on the first day of each calendar quarter commencing on December 1, 1999 and continuing through and ending March 1, 2001; and

        (IV) one (1) final payment of the remaining principal balance of the New Term Loan, plus all accrued and unpaid interest thereon and all other sums due and owing in connection therewith on June 1, 2001.

    7.  USAGE FEE. The reference to "Seven Million Five Hundred Thousand Dollars
        ---------
($7,500,000.00)" in SECTION 3.6 of the Loan Agreement shall be and is hereby
                    -----------
amended to read "Ten Million Dollars ($10,000,000.00)".

    8.  TERMINATION OF LINE AND TERMINATION FEE. SECTION 3.8 of the Loan
        ---------------------------------------  -----------
Agreement shall be deleted in its entirety.

    9.  PREPAYMENT OF THE TERM LOAN. Notwithstanding anything to the contrary
        ---------------------------
contained in the Loan Agreement, if the Fixed Treasury Rate is in effect, any prepayment made on the Term Loan after September 1, 1999 but on or prior to August 10, 2001 will be accompanied by a prepayment premium equal to one percent (1%) of the principal amount prepaid.

   10.  PREPAYMENT OF THE NEW TERM LOAN. Notwithstanding anything to the
        -------------------------------
contrary contained in the Loan Agreement, if the Fixed Treasury Rate is in effect, any prepayment made on the New Term Loan after September 1, 1999 but on or prior to June 1, 2001 will be accompanied by a prepayment premium equal to one percent (1%) of the principal amount prepaid.

   11.  NEW FACILITIES. SECTION 6.27 of the Loan Agreement is hereby amended to
        --------------  ------------
read, in its entirety, as follows:

        "6.27 NEW FACILITIES. During any fiscal year, Obligors shall not
              --------------
        establish more than five (5) newly constructed educational facilities which they, or any of them, will own or which will otherwise appear as an asset on any Obligor's balance sheet ("OWNED FACILITIES"). In addition to the foregoing, Obligors may acquire and hold from time to time up to five (5) parcels of vacant land (the "VACANT LAND"), provided, however, the aggregate purchase price of the Vacant Land at any time held by Obligors shall not exceed Two Million Five Hundred Thousand Dollars."

   12.  LEASED FACILITIES. Obligors shall deliver to Bank copies of all
        -----------------
agreements whereby a third party agrees to build and lease to Obligors, or any of them, more than three (3) educational facilities.

   13.  CHANGES TO FINANCIAL COVENANTS. The reference to "September 1, 1998" in
        ------------------------------
SECTION 7.5 of the Loan Agreement shall be and is hereby amended to read
-----------
"September 1, 1999".

   14.  PERMITTED ACQUISITIONS. SECTIONS 14.36 (C) AND (D) of the Loan Agreement
        ----------------------  --------------------------
are hereby amended to read, in their entirety, as follows:

        "(c) the acquisition price does not exceed the lesser of (i) an amount equal to six (6) times the Adjusted EBIT of the entity being acquired, or (ii) Three Million Seven Hundred Fifty
        Thousand Dollars ($3,750,000.00);

        (d) for those acquisitions where the total purchase price exceeds Two Million Dollars ($2,000,000.00), the cash portion paid on account of such purchase price does not exceed seventy percent (70%) of the total purchase price;"

   15.  INTEREST RATE CHANGE ON THE TERM LOAN AND THE NEW TERM LOAN. Obligors
        -----------------------------------------------------------
shall have the right to request that interest accrue on the outstanding principal balance of the Term Loan and the New Term Loan at either the Floating Rate, Term LIBOR Rate or the Fixed Treasury Rate for the period after September 1, 2000 until final payment of the Term Loan and the New Term Loan, respectively (the "INTEREST RATE ELECTION"). A request for the Interest Rate Election shall be made by Obligors to Bank in writing on or prior to August 15, 2000. Such Interest Rate Election shall become effective as of September 1, 2000 and shall continue until final payment of the Term Loan and the New Term Loan, respectively. If Obligors fail to make an Interest Rate Election within the period provided for above, Bank may choose the interest rate to be in effect for the Term Loan and the New Term Loan from the choices provided for above. For purposes hereof, the term "FIXED TREASURY RATE" shall mean a rate equal to 250 basis points in excess of the average yield, determined by Bank on or about August 15, 2000, on 1-year United States Government Treasury Notes in an amount equal to the original principal amount of the Term Loan and the New Term Loan, respectively.

   16.  SCHEDULE OF OWNED REAL ESTATE. Within forty-five (45) days of the close
        -----------------------------
of each fiscal quarter of the Obligors, Obligors shall deliver to Bank a schedule detailing the real property then owned by Obligors, or any of them, whether legally or beneficially, which schedule shall be in form and content acceptable to Bank.

   17.  AMENDMENT FEE. Coincident with the execution hereof, Obligors shall pay
        -------------
to Bank an amendment fee equal to Six Thousand Two Hundred Fifty Dollars ($6,250.00) (the "AMENDMENT FEE"). Bank may deduct such Amendment Fee from any deposit account of Obligors, or any of them, maintained with Bank.

   18.  ADDITIONAL DOCUMENTS; FURTHER ASSURANCES. Obligors covenant and agree to
        ----------------------------------------
execute and deliver to Bank, or to cause to be executed and delivered to Bank contemporaneously herewith, at the sole cost and expense of Obligors, the New Line Note, an Allonge to Term Note, an Allonge to New Term Note and any and all other documents, agreements, statements, resolutions, certificates, consents and information as Bank may require in connection with the matters or actions described herein. Obligors further covenants and agrees to execute and deliver to Bank or to cause to be executed and delivered at the sole cost and expense of Obligors, from time to time, any and all other documents, agreements, statements, certificates and information as Bank shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Bank's interest in the Collateral. All such documents, agreements, statements, etc., shall be in form and content acceptable to Bank in its sole discretion.

   19.  FURTHER AGREEMENTS AND REPRESENTATIONS. Obligors do hereby:
        --------------------------------------

        (a) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

        (b) covenant and agree to perform all obligations of Obligors contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

        (c) acknowledge and agree that Obligors have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

        (d) acknowledge and agree that all representations and warranties of Obligors contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

        (e) represent and warrant that no Event of Default (as defined in the Loan Agreement or any of the other Loan Documents) or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

        (f) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to the Bank therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Obligors to Bank under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

        (g) acknowledge and agree that any Obligor's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

   20.  COSTS AND EXPENSES. Expressly in addition to the Amendment Fee, upon
        ------------------
execution of this Amendment, Obligors shall pay to Bank, all costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Bank's attorneys' fees and costs.

   21.  INCONSISTENCIES. To the extent of any inconsistency between the terms,
        ---------------
conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Obligors.

   22.  CONSTRUCTION. All references to the Loan Agreement therein or in any
        ------------
other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

   23.  NO WAIVER. Nothing contained herein and no actions taken pursuant to the
        ---------
terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

   24.  BINDING EFFECT. This Amendment shall be binding upon and inure to the
        --------------
benefit of the parties hereto and their respective successors and assigns.

   25.  GOVERNING LAW. This Amendment shall be governed by and construed in
        -------------
accordance with the laws of the Commonwealth of Pennsylvania.

   26.  HEADINGS. The headings of the sections of this Amendment are inserted
        --------
for convenience only and shall not be deemed to constitute a part of this Amendment.

   IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.


                                    NOBEL EDUCATION DYNAMICS, INC.

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________



                                    BLUEGRASS REAL ESTATE COMPANY, INC.

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________

                                    IMAGINE EDUCATIONAL PRODUCTS, INC.

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________



                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]


                                    CHILDREN'S PARK, INCORPORATED

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________


                                    MERRYHILL SCHOOLS, INC.

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________


                                    ROCKING HORSE MANAGEMENT CORPORATION

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________


                                    EDUCO, INC.

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________


                                    NEDI, INC.

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________



                        [SIGNATURES CONTINUED NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                    SUMMIT BANK, formerly known as
                                    First Valley Bank

                                    By:____________________________________
                                          Brian C. Zwaan, Senior Vice President




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